Exhibit 10.6

EXECUTION COPY

RELEASE AGREEMENT

by and between

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

and

APTECH LIMITED

Dated as of January 22, 2009

RELEASE AGREEMENT

This RELEASE AGREEMENT (the “Agreement”), dated as of January 22, 2009 and effective as of the Effective Date (as defined below), is entered into by and between Beijing Jadebird IT Education Company, Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“BJBC”) and Aptech Limited, a company organized under the laws of the Republic of India (“Aptech,” and together with BJBC, the “Parties”).

SECTION 1

DEFINITIONS

1.1 As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling” “controlled by” and “under common control with”) as applied to any Person, means having the ability to direct the management and affairs of such Person, whether through the ownership of voting securities, by contract or otherwise, and such ability shall be deemed to exist when any Person holds a majority of the outstanding voting securities, or the economic rights and benefits, of such Person. For the avoidance of doubt, Affiliates of BJBC include, without limitation, (i) directors and officers of BJBC, (ii) shareholders of BJBC, (iii) BJB, (iv) directors and officers of BJB, (v) equityholders of BJB and (vi) Affiliates of each of the foregoing Persons.

“Aggregate Third-party Liability” has the meaning set forth in Section 2.3.

“Agreement” has the meaning set forth in the preamble.

“Aptech” the meaning set forth in the preamble

“BJB-Aptech” means Beijing Aptech Beida Jade Bird Information Technology Co., Ltd., a Sino-foreign equity joint venture established under the laws of the PRC in which each of Aptech and BJB currently holds a 50% equity interest.

“BJB” means Beijing Jade Bird IT Educational Information Technology Co., Ltd., a company organized under the laws of the PRC and an indirect subsidiary of BJBC.

“BJBC” has the meaning set forth in the preamble.

“Contributing Party” has the meaning set forth in Section 2.3.

“Effective Date” means the date on which the Roll-up Transaction is completed.

“Hong Kong” means Hong Kong Special Administrative Region of the PRC.

“Parties” has the meaning set forth in the preamble.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“PRC” means the People’s Republic of China.

“Released Parties” has the meaning set forth in Section 2.1.

“Releasing Parties” has the meaning set forth in Section 2.1.

“Roll-up Transaction” has the meaning set forth in the Roll-up Agreement, by and between BJBC and Aptech, dated as of January 22, 2009.

SECTION 2

RELEASE BY THE PARTIES; CONTRIBUTION

2.1 Each Party, on behalf of itself and each of its Affiliates (the “Releasing Parties”), hereby unconditionally and irrevocably waives, releases and forever discharges the other Party, each of such other Party’s Affiliates and their respective shareholders, directors and officers (the “Released Parties”) from any and all claims or rights that any Releasing Party has or may hereafter have against any Released Party resulting from, related to, arising out of or in connection with any aspect of the business, activities and operations of BJB-Aptech prior to the date of this Agreement.

2.2 Each Party agrees that neither such Party nor such Party’s Affiliates shall induce in any way, directly or indirectly, any Person to initiate or bring any complaint, action, claim, suit, investigation or proceeding against the other Party for claims related to, arising out of or in connection with the activities and operations of BJB-Aptech prior to the date of this Agreement.

2.3 Each Party (the “Contributing Party”) shall contribute to the aggregate amount (the “Aggregate Third-party Liability”) paid by or payable by the other Party or any of such other Party’s Affiliates or their respective shareholders, directors and officers as a result of losses, claims, damages, expenses and liabilities resulting from, related to, arising out of or in connection with any action, claim, suit, investigation or proceeding (i) initiated or brought by any Person other than the Contributing Party or such Contributing Party’s Affiliates and (ii) not induced in any way by such Contributing Party or such Contributing Party’s Affiliates related to, arising out of or in connection with the activities and operations of BJB-Aptech prior to the date of this Agreement in an amount equal to fifty percent (50%) of the Aggregate Third-party Liability.

SECTION 3

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

3.1 Each Party represents and warrants to the other Party that:

(a) It is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes legal, valid and binding obligations of such Party, enforceable against such Party in accordance with its terms.

(b) The execution of this Agreement, the consummation of the transactions contemplated hereby will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with, any agreement to which such Party is a party, any constitutional document of such Party, any decree of any court or governmental body or arbitration award to which such Party is subject, or any law, rule or regulation applicable to such Party.

(c) All consents, approvals, authorizations or other requirements that must be obtained or satisfied by such Party in order to permit the consummation of the transaction contemplated by this Agreement have been obtained and satisfied.

SECTION 4

MISCELLANEOUS

4.1 No Party may assign any of its rights or obligations under this Agreement except to an Affiliate of such Party. Any attempted assignment in contravention of this Section 4.1 shall be null and void.

4.2 The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.3 All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

If to BJBC:

Beida Jade Bird Building, 3/F

No. 207 Chengfu Road

Haidian District

Beijing, China 100871

Attention: Yang Ming

Fax: +8610-8266-7065

If to Aptech:

Aptech Limited

A 65, Aptech House

MIDC, Marol

Andheri (East)

Mumbai-400 093

Attention: Mr. T. K. Ravishankar

Fax: +91-22-28272399

4.4 Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Parties.

4.5 If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.6 This Agreement constitute the entire agreement between the Parties pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Parties are expressly canceled.

4.7 This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Parties, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

4.8 This Agreement shall be governed by and construed in accordance with the laws of New York State.

4.9 All disputes between the Parties arising out of or relating to this Agreement shall be finally settled in accordance with the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with said Arbitration Rules. The place of arbitration shall be in Hong Kong. The arbitration shall be conducted in English. The resolution of any dispute by arbitration pursuant to this Section 4.9 shall be non-appealable, final, binding and conclusive on the Parties to such dispute and may be enforced and entered as a judgment in any court of law with jurisdiction thereof.

4.10 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.11 Each of the Parties shall take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, rule or regulation, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

BJBC:

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

By:
Name:
Title:

APTECH:

APTECH LIMITED

By:
Name:
Title:

[Signature Page to Release Agreement]